                                                                   EXHIBIT 10(a)


                              BANKNORTH GROUP, INC.

                              AMENDED AND RESTATED
                               SEVERANCE AGREEMENT

                                 WILLIAM J. RYAN

         This Amended and Restated Severance Agreement (this "Agreement") is made and entered into as of the 1st day of January, 2003, by and between Banknorth Group, Inc. (the "Company") and William J. Ryan (the "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive are parties to a certain Severance Agreement dated January 1, 2000, as amended by a First Amendment to Severance Agreement dated as of May 22, 2001 (as so amended, the "Prior Agreement"); and

         WHEREAS, the Company and the Executive wish to amend and restate the Prior Agreement in its entirety as hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree, and amend and restate the Prior Agreement in its entirety, as follows:

1.       Definitions

         (a)      Accrued Benefits means:

                  (i) All salary earned or accrued through the date the Executive's employment is terminated;

                  (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the date the Executive's employment is terminated;

                  (iii) any and all other compensation previously earned by the Executive and deferred under or pursuant to any deferred compensation plan or plans of the Company then in effect together with any interest or deemed earnings thereon;

                  (iv) any bonus earned by the Executive for a Year or other performance period ending prior to the Year or other performance period in which employment terminates, but not yet paid to the Executive, under any bonus or incentive compensation plan or plans in which the Executive is a participant;

                  (v) to the extent not previously paid to the Executive for the Year in which employment terminates, a pro rata portion of the maximum Annual Bonus payable to the Executive for the Year in which employment terminates under any bonus or incentive compensation plan or plans of the Company in which the Executive is a participant, determined as if the Executive had remained in employment for the full Year and prorated based upon weeks, including partial weeks, of employment during that Year;


                  (vi) to the extent not previously paid to the Executive for the "Performance Period" (as defined in the EIP) in which employment terminates, a pro rata Long-Term Incentive Award in an amount determined as described in Section 5 of the EIP;

                  (vii) to the extent not previously paid or provided to the Executive, all other payments and benefits to which the Executive may be entitled under the terms of any applicable compensation or benefit plan, program or arrangement of the Company.

         (b)      Act means the Securities Exchange Act of 1934, as amended.

         (c) Affiliate of any specified persons means any other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with such specified person. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


         (d) Annual Bonus means any bonus or incentive award under any bonus or incentive compensation plan, program or arrangement of the Company in which the Executive is a participant the performance period for which is or was initially scheduled to be one year or less.

         (e)      Annual Compensation means the sum of:

                  (i) the Executive's annual base salary at the rate in effect on the date of a termination of employment as described in
         Section 3 or in Section 7(d) (or, in the event of a termination for "Good Reason" under Section 1(k)(i)(A) below, the annual base salary as in effect immediately before the actions giving rise to Good Reason); plus

                  (ii) the greatest of the Annual Bonuses, if any, either paid or accrued in either the Year of the Change in Control or the immediately preceding Year.

         (f) Base Amount means an amount equal to the Executive's Annualized Includable Compensation for the Base Period as defined in Section 280G(d)(1) and (2) of the Code (as hereinafter defined).

         (g) Bonus (whether or not capitalized) means any bonus or incentive award (including any Annual Bonus or Long-Term Incentive Award) under any bonus or incentive compensation plan, program or arrangement of the Company in which the Executive is a participant.

         (h) Cause means (i) the executive's conviction of, or plea of nolo contendere to, a felony; or (ii) willful and intentional misconduct, willful neglect, or gross negligence in the performance of the Executive's duties, which has caused a demonstrable and serious injury to the Company, monetary or otherwise.

         The Executive shall be given written notice that the Company intends to terminate his employment for Cause. Such written notice shall specify the particular acts, or failures to act, on the basis of which the decision to so terminate employment was made.

         In the case of a termination for Cause as described in clause (ii), above, the Executive shall be given the opportunity within thirty (30) days of the receipt of such notice to meet with the Board to defend such acts, or failures to act, prior to termination. The Company may suspend the Executive's title and authority pending such meeting, and such suspension shall not constitute "Good Reason," as defined in subsection (n) below.

         (i) "Change in Control" of the Company shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act or any successor thereto, provided that without limiting the foregoing, a Change in Control of the Company also shall mean the occurrence of any of the following events:

         (i) any "person" (as defined under Section 3(a)(9) of the Act) or "group" of persons (as provided under Section 13d-3 of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the Act), of capital stock of the Company the holders of which are entitled to vote for the election of directors ("voting stock") representing that percentage of the Company's then outstanding voting stock (giving effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the Act, but not giving effect to any such deemed ownership of securities by another person or group) equal to or greater than twenty-five percent (25%) of all such voting stock;

         (ii) during any period of twenty four consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of the Company (excluding any Board seat that is vacant or otherwise unoccupied).

         (iii) there shall be consummated any consolidation, merger, stock for stock exchange or similar transaction (collectively, "Merger Transactions") involving securities of the Company in which holders of voting stock of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting stock of the

Company (or, if the Company does not survive the Merger Transaction, voting securities of the corporation surviving such transaction) having less than 50% of the total voting power in an election of directors of the Company (or such other surviving corporation).

         (j)      Code means the Internal Revenue Code of 1986, as amended.

         (k) Disability means a disability entitling the Executive to payments under the Company's long-term disability plan applicable to the Executive.

         (l) Effective Date means the date this Agreement is executed by the parties.

         (l) EIP means the Banknorth Group, Inc. Executive Incentive Plan as amended and in effect from time to time, and any successor plan.

         (m) Employment Period means a period commencing on the date of a Change in Control of the Company and ending on the earlier of (i) the last day of the twenty-fourth month following the month in which the Change in Control occurs or (ii) the Executive's Normal Retirement Date.

         (n)      Good Reason means:

                  (i) any breach of this Agreement by the Company, including without limitation (A) any reduction during the Employment Period in the amount of the Executive's base salary or aggregate benefits as in effect from time to time, (B) failure to provide the Executive with the same fringe benefits that were provided to the Executive immediately prior to a Change in Control of the Company, or with a package of fringe benefits (including paid vacations) that, though one or more of such benefits may vary from those in effect immediately prior to such a Change in Control, is substantially comparable in all material respects to such fringe benefits taken as a whole, or (C) any other breach by the Company of its obligations contained in Section 6 below;

                  (ii) without the Executive's express written consent, the assignment to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status immediately prior to the Change in Control of the Company, a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to the Change in Control, or a significant reduction in the Executive's title, duties or responsibilities, or in the level of his support services as in effect immediately prior to the Change in Control;

                  (iii) the relocation of the Executive's principal place of employment, without the Executive's written consent, to a location outside the same metropolitan area in which the Executive was employed at the time of such Change in Control, or the imposition of any requirement that the Executive spend more than ninety (90) business days per year at a location other than such principal place of employment; or

                  (iv) any purported termination of the Executive's employment for Cause or Disability which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (q) below; or

                  (v) a change in the ownership of the Company (either accompanying or following the Change in Control), such that the Executive's duties, reporting responsibilities, or authority is no longer consistent with those of an executive of an independent company.

         Upon the occurrence of any of the events described in (i), (ii), (iii),
(iv) or (v) above, the Executive shall give the Company written notice that such event constitutes Good Reason, and the Company shall thereafter have thirty (30) days in which to cure. If the Company has not cured in that time, the event shall constitute Good Reason.

         (o) Long-Term Incentive Award means an incentive award under the EIP the performance period for which is or was initially scheduled to be in excess of one year.

         (p) Normal Retirement Date means Normal Retirement Date as defined in the Retirement Plan.

         (q) Notice of Termination shall mean a notice which shall indicate the specific termination provision relied upon in this Agreement and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

`        (r)      Person or Group means a "person" or "group," as defined in
Section 1(g)(i) hereof.

         (s) Plan Year with respect to any of the Retirement Plan or the 401(k) Plan, the "plan year" as defined in such plan.

         (t) Retirement Plan means the Banknorth Group, Inc. Retirement Plan, as amended and in effect from time to time and any successor plan.

         (u) SERP Agreement means the Amended and Restated Supplemental Retirement Agreement dated January 1, 2002 between the Executive and the Company, as amended.

         (v) Year means a calendar year unless otherwise specifically provided.

         (w) 401(k) Plan means the Banknorth Group, Inc. 401(k) Plan dated January 1, 2001, as amended, which plan constitutes a continuation and merger of the Banknorth Group, Inc.

Thrift Incentive Plan and the Banknorth Group, Inc. Profit Sharing and Employee Stock Ownership Plan.

         2.       Term of Agreement.

         This Agreement shall begin on the Effective Date and shall continue until the third anniversary of such date, provided that, on the first anniversary of the Effective Date, and on each succeeding anniversary, the term shall be renewed for an additional period of one year unless either party has given written notice that the term is not so renewed, which notice must be delivered to the other party at least ninety (90) days prior to the date of any such renewal, and further provided that if a Change in Control of the Company occurs during such term, the term shall in all events continue through the last day of the Employment Period. This Agreement is also subject to earlier termination as provided in Section 3 below. All rights and obligations hereunder shall survive to the extent necessary to the intended enforcement thereof.

         3.       Termination of Employment Prior to a Change in Control.

                  (a) The Company and the Executive shall each retain the right to terminate the employment of the Executive at any time prior to a Change in Control of the Company. In the event the Executive's employment is terminated prior to a Change in Control of the Company, this Agreement shall, except as provided in subsection (b) below, be terminated and of no further force and effect, and any and all rights and obligations of the parties hereunder shall cease.

                  (b) If the Executive's employment is terminated by the Company prior to the occurrence of a Change in Control of the Company, and if it can be shown that the Executive's termination (i) was at the direction or request of a third party that had taken steps reasonably calculated to effect the Change in Control of the Company thereafter, or (ii) otherwise occurred in connection with, or in anticipation of, the Change in Control of the Company, the Executive shall have the rights described in Section 7(d) below, as if a Change in Control of the Company had occurred on the date immediately preceding such termination.

         4.       Employment Following a Change in Control.

         If a Change in Control of the Company occurs when the Executive is employed by the Company, the Company will continue thereafter to employ the Executive, and the Executive will remain in the employ of the Company, during the Employment Period, in accordance with the terms and provisions of this Agreement.

         5.       Duties.

         During the Employment Period, the Executive shall serve the Company in such capacities and positions as may be assigned by the Company consistent with the Executive's capacities and positions immediately prior to the Change in Control and shall devote the Executive's best efforts and all of the Executive's business time, attention and skill to the business and affairs of the Company, as such business and affairs now exist and as they may hereafter be conducted.

         6.       Compensation.

         During the Employment Period, the Executive shall be compensated by the Company as follows:

                  (a) the Executive shall receive, at such intervals and in accordance with such standard policies as in effect immediately prior to the Change in Control of the Company, an annual base salary not less than the Executive's annual base salary as in effect immediately prior to the Change in Control of the Company, subject to adjustment as hereinafter provided;

                  (b) the Executive shall be included in all plans providing incentive compensation to executives, including but not limited to bonus, deferred compensation, annual or other incentive compensation, supplemental pension, stock ownership, stock option, stock appreciation, stock bonus and similar or comparable plans as any such plans are extended by the Company from time to time to senior corporate officers, key employees and other employees of comparable status;


                  (c) the Executive shall be reimbursed, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change in Control of the Company, for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company, including travel expenses;

                  (d) the Executive shall be allowed to participate, on the same basis as applicable to other employees of comparable status and position, in any and all plans, programs or arrangements covering employee benefits or perquisites, including but not limited to the following: group medical insurance, hospitalization benefits, disability benefits, medical benefits, dental benefits, pension benefits, profit sharing and stock bonus plans;

                  (e) the Executive shall receive annually not less than the amount of paid vacation and not fewer than the number of paid holidays received annually immediately prior to the Change in Control of the Company or available annually to other employees of comparable status and position with the Company.

         During the Employment Term the Board of Directors of the Company, or an appropriate committee thereof, will consider and appraise, at least annually, the contributions of the

Executive to the Company's operating efficiency, growth, production and profits and, in accordance with past practice, due consideration shall be given to the upward adjustment of the Executive's compensation rate, at least annually, commensurate with increases generally given to other senior corporate officers and key employees and as the scope of the Executive's duties expands.

         7.       Termination of Employment.

         Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive if such notice is delivered by the Company, and to the Company if such notice is delivered by the Executive. The Notice of Termination shall comply with the requirements of Section 17 below.

                  (a) Termination for Disability. If during the Employment Period, the Executive's employment is terminated on account of the Executive's Disability, the Executive shall receive any Accrued Benefits, and shall remain eligible for all benefits as provided pursuant to the terms of any long-term disability programs of the Company in effect at the time of such termination.

                  (b) Termination on the Executive's Death. If, during the Employment Period, the Executive's employment is terminated on account of the Executive's death, the Executive's estate or his designated beneficiary (or beneficiaries), as applicable, shall receive all the Executive's Accrued Benefits.

                  (c) Voluntary Termination or Termination for Cause. If, during the Employment Period, (i) the Executive shall terminate employment with the Company other than for Good Reason, or (ii) the Executive's employment is terminated for Cause, the Executive shall receive from the Company only the Accrued Benefits.

                  (d) Termination by the Company Without Cause or by the Executive for Good Reason. If, during the Employment Period, the Executive's employment with the Company is terminated by the Company other than for Cause, or by the Executive for Good Reason, then:

                           (i)      the Executive shall receive from the Company
the Accrued Benefits, which shall be paid within ten (10) days after the later of the date of termination of the Executive's employment and the date of the Change in Control; provided that (x) for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company severance policy generally applicable to the Company's salaried employees and (y) to the extent that any Annual Bonus or Long-Term Incentive Award to be paid to the Executive following a Change in Control pursuant to the EIP is included in Accrued Benefits hereunder and paid to the Executive, such payment shall be deemed to satisfy the Company's obligation, if any, to make payment of the same pursuant to the EIP;

                           (ii)     the Executive shall receive from the
Company, no less than ten (10) days following termination of his employment, a lump sum payment (the "Termination Payment") equal to three (3) times the Annual Compensation;

                           (iii)    for purposes of determining the Executive's
benefit under the SERP Agreement, the Executive shall be credited with 36 additional months of age and of service determined as follows:

                                    (A)      The additional 36 months of age and
service shall be applied for purposes of benefit accrual, vesting, eligibility for early retirement, subsidized early retirement factors, actuarial equivalence and any other purposes under the Retirement Plan and the SERP Agreement.

                                    (B)      Any provision under the Retirement
Plan or the SERP Agreement prohibiting the accrual of any additional benefits after the Executive has been credited with more than a stated number of years of service shall be disregarded.

                                    (C)      For purposes of determining the
amount of the Executive's benefit under the SERP Agreement, the reduction in respect of the benefit paid under the Retirement Plan shall be based on the Executive's actual Retirement Plan benefit (that is, without any additional deemed service).

                                    (D)      For purposes of determining the
Early Retirement Benefit (as defined in the SERP Agreement) and other forms of benefit under the SERP Agreement, the reductions for early commencement of payment of Early Retirement Benefits described in the second sentence of Section
5.2 of the SERP Agreement shall not apply.

                                    (E)      The Benefit Computation Base (as
defined in the SERP Agreement) shall be determined as if it were being calculated at the end of the 36 month period of service credited to the Executive under this Section 7(d)(iii) and as if during such 36 additional month period the Executive's annualized compensation was the same as such compensation for (I) the Year during which the Executive's employment is terminated, or, (II) any Year before the Change in Control occurred, whichever is greater.

                                    (F)      Any amendment to the Retirement
Plan within the twelve (12) month period prior to the termination of the Executive's employment shall be disregarded to the extent that the application of such amendment would decrease the total amount of the benefits provided for in this Section 7(d)(iii).

                                    (G)      The Executive shall be entitled to
a lump sum distribution of his SERP in all events, and the Company shall not be entitled to require payment over a longer period. If the Executive elects a lump sum payment (i) the actuarial equivalent benefit shall be determined in accordance with the provisions of the Retirement Plan as in effect immediately prior to the Change in Control, or as in effect on termination of the Executive's employment, whichever creates the greater benefit, and (ii) payment shall be made within thirty (30) days following the later of (A) termination of the Executive's employment, or (B) the date the Executive gives written notice of the Executive's intent to elect a lump sum.

                           (iv)     the Executive shall be paid a lump sum
amount equal to (A) the sum of (I) the total aggregate value of all contributions, other than elective contributions by the Executive and employer matching contributions relating thereto, and forfeitures allocated to the Executive's account under the 401(k) Plan for the Plan Year ending immediately prior to the Change of Control, or, if different, the Plan Year ending immediately prior to the termination of the Executive's employment, whichever Plan Year would produce the greater aggregate value, and (II) (A) the matching contributions under the 401(k) Plan (or its successor) which would have been credited under such plan on Executive's behalf, if the Executive had contributed the maximum salary deferral contribution allowable under Section 402(g) of the Code, for the calendar year in which the Executive's employment with the Company was terminated, multiplied by (B) three (3).

                           (v)      all rights under any equity or long-term
incentive plan shall be fully vested to the extent not otherwise provided by the terms of any such plan;

                           (vi)     the Executive shall continue to be covered
at the expense of the Company by the same or equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect for the Executive immediately prior to termination of his employment, until the earlier of (I) 36 months following termination of employment, or (II) the date the Executive has commenced new employment and has thereby become eligible for comparable benefits; provided that, with respect to any of the coverages described above, if such coverage is provided through an insurance policy with an insurance company unaffiliated with the Company (before or after the Change in Control), and if under the terms of the applicable policy, it is not possible to provide continued coverage (or if continued coverage under such policy would increase the Company's cost allocable to the Executive by more than 100%), then the Company shall pay the Executive a lump sum cash amount, no later than thirty
(30) days following termination of employment an amount equal to twice the aggregate allocable cost of such coverage as applicable immediately prior to termination of employment, such payment to be made without any discount for present value.

         8.       Certain Supplemental Payments by the Company.

                  (a) In the event the Executive's employment is terminated pursuant to Section 3(b) or 7(d) above, and if in connection therewith it is determined that (i) part or all of the compensation and benefits to be paid to the Executive constitute "parachute payments" under Section 280G of the Code, and (ii) the payment thereof will cause the Executive to incur excise tax under
Section 4999 of the Code, the Company, on or before the date for payment of such excise tax, shall pay the Executive, in lump sum, an amount (the "Gross-Up Amount") such that, after payment of all federal, state and local income tax and any additional excise tax under Section 4999 of the Code in respect of the Gross-Up Amount payment, the Executive will be fully reimbursed for the amount of such excise tax.

                  (b) The determination of the Parachute Amount, the Base Amount and the Gross-Up Amount, as well as any other calculations necessary to implement this Section 8 shall be made by a nationally recognized accounting or benefits consulting firm selected by the Executive and reasonably satisfactory to the Company. The Consultant's fee shall be paid by the Company.

                  (c) As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as become due to the Executive under this Agreement.

                  (d)      As a result of the uncertainty in the application of
Section 280G of the Code at the time of an initial determination hereunder, it is possible that payments will not have been made by the Company which should have been made under clause (a) of this Section 8 ("Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Underpayment has been made and the Executive thereafter is required to make any payment of an excise tax, income tax, any interest or penalty, the accounting or benefits consulting firm selected under clause (b) above shall determine the amount of the Underpayment that has occurred and any such

Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. If and to the extent that the Executive receives any tax refund from the Internal Revenue Service that is attributable to payments by the Company pursuant to this Section 8 of amounts in excess of the actual Gross-Up Amount as finally determined by the Internal Revenue Service or a court of competent jurisdiction ("Overpayment"), the Executive shall promptly pay to the Company the amount of such refund that is attributable to the Overpayment (together with any interest paid or credited thereon after taxes applicable thereto); provided, however, the Executive shall not have any obligation to pay the Company any amount pursuant to this Section 8(d) if and to the extent that any such obligation would cause the arrangement to be treated as a loan or extension of credit prohibited by applicable law.

         9.       Further Obligations of the Executive.

         (a) Confidentiality. During and following the Executive's employment by the Company, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company, except to the extent authorized in writing by the Board of Directors of the Company or required by any court or administrative agency, other than to an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Company. Confidential information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of the Company. All records, files, documents and materials or copies thereof relating to the Company's business which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company and shall be promptly returned to the Company upon termination of employment with the Company.

                  (b) Non-Solicitation. For the period from the Effective Date until the second anniversary of the termination of the Executive's employment, the Executive will not, directly or indirectly, contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) any officer of the Company, or an Affiliate of the Company , other than on behalf of the Company or an Affiliate of the Company, without the prior written consent of the Company.

         10.      Equitable Relief.

         Executive acknowledges and agrees that in the event of a breach by Executive of any of the provisions of Section 9 hereof, the Company shall suffer irreperable harm for which monetary damages alone will constitute an insufficient remedy. Consequently, in the event of any such breach, the Company may, in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

         11.      Expenses and Interest.

         If, after a Change in Control of the Company, a good faith dispute arises with respect to the enforcement of the Executive's rights under this Agreement, or if any legal or arbitration proceeding shall be brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof, the Executive shall recover from the Company any reasonable attorney's fees and necessary costs and disbursements incurred as a result of such dispute, and prejudgment interest on any money judgment or arbitration award obtained by the Executive calculated at the rate of interest announced by Peoples Heritage Bank, or any successor thereto, from time to time as its prime rate from the date that payments to him should have been made under this Agreement.

         12. Payment Obligations Absolute. The Company's obligation during and after the Employment Period to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final and the Company will not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reason whatever except as provided in Section 8(d) above.

         13.      Successors.

                  (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives. Except as provided in this Section 13, no party may assign this Agreement or any rights, interests, or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

         14. Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any such provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

         15. Amendment. This Agreement may not be amended or modified at any time except by a written instrument executed by the Company and the Executive.

         16. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes, or charge which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

         17.      Governing law

         This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Maine.

         18.      Arbitration.

         Any dispute arising out of this Agreement shall be determined by arbitration in the State of Maine under the rules of the American Arbitration Association then in effect and judgment upon any award pursuant to such arbitration may be enforced in any court having jurisdiction thereof.

         19.      Notice.

         Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only postage prepaid, to the Company at:

                     Banknorth Group, Inc.
                     P.O. Box 9540
                     Two Portland Square
                     Portland, ME 04112
                     Attn:  Clerk

or if to the Executive, at the address contained in the records of the Company, or to such other address as the party to be notified shall have given to the other.

         20.      No Waiver.

         No waiver by any party at any time of any breach by another party of, or compliance with, any condition or provision of this Agreement to be performed by another party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

         21. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         22. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes any prior severance agreements between the Executive and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

      THE COMPANY               BANKNORTH GROUP, INC.

                                By:
-------------------------          ------------------------------------
Witness                         Carol L. Mitchell
                                Executive Vice President, General Counsel,
                                Secretary and Clerk



--------------------------      ---------------------------------------
Witness                         William J. Ryan